UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

______________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES

EXCHANGE ACT OF 1934

Costamare Inc.

(Exact Name of Registrant as Specified in its Charter)

The Republic of The Marshall Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

60 Zephyrou Street &

Syngrou Avenue

17564 Athens, Greece

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common stock, $0.0001 par value per share Preferred stock purchase rights	Name of each exchange on which each class is to be registered New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-170033 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the securities of Costamare Inc. (the “Registrant”) to be registered hereby is set forth under the caption “Description of Capital Stock” in (i) the prospectus (subject to completion) dated October 20, 2010 included in Part I of the Registration Statement (Registration No. 333-170033) on Form F-1 (as amended, the “Registration Statement”) of the Registrant originally filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on October 20, 2010 and (ii) the related final form of the prospectus to be filed with the Commission pursuant to Rule 424(b) of the Securities Act. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

No exhibits are required to be filed because no other securities of the Company are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

COSTAMARE INC.

Date: October 27, 2010	By:	/s/ Konstantinos Zacharatos
Name: Konstantinos Zacharatos
Title: General Counsel and Secretary